Exhibit 10.18

EIGHTH AMENDMENT TO LEASE

This eighth amendment to Lease (“Amendment”), dated for reference purposes only                     , 2012 is attached to and becomes a part of that Lease between KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership, (hereinafter called “Landlord”) and Rignet, Inc., (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, under that certain lease agreement (the “Lease”) dated June 17, 2003, Landlord leased to Tenant and Tenant leased from Landlord office space consisting of approximately 3,638 rentable square feet in the office building known as Ashford Crossing II located at 1880 South Dairy Ashford, Houston, Texas (“Leased Premises”) for a term of Forty-one (41) months ending December 31, 2006 and was amended by First Amendment to Lease dated September 19, 2003 wherein Tenant expanded by an additional 1,432 rentable square feet for a total of 5,070 rentable square feet; and, was amended by Second Amendment to Lease dated October 3, 2005 wherein Tenant expanded by an additional 2,363 rentable square feet known as Suite 570; and, was amended by Third Amendment to Lease dated January 13, 2006 wherein Tenant relocated to Suite 300 and expanded by 4,339 rentable square feet; and, was amended by Fourth Amendment to Lease dated March 7, 2006 wherein Tenant expanded by an additional 928 rentable square feet known as Suite 140 and 355 rentable square feet for a total of 13,055 rentable square feet, and, was amended by Fifth Amendment to Lease dated June 19, 2006 wherein Tenant amortized additional improvements into the Base Rent and, was amended by Sixth Amendment to Lease dated November 5, 2009 wherein Tenant expanded by an additional 2,151 rentable square feet for a total of 15,206 rentable square feet; and, was amended by Seventh Amendment to Lease dated December 10, 2010 wherein Tenant expanded by an additional 4,299 rentable square feet for a total of 19,505 rentable square feet.

WHEREAS, Landlord and Tenant desire to amend said Lease as set forth herein; and,

NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED AS FOLLOWS:

(1)	LEASED PREMISES. Effective February 1, 2013, or upon substantial completion of the Premises, whichever is later, the Premises specified in Section 1.02 of the Lease and Paragraph 1 of the Seventh Amendment to Lease, consisting of approximately 19,505 rentable square feet known as Suite 300, (“Existing Office Space”) shall be expanded by approximately 9,669 rentable square feet, (“Eighth Amendment Expansion Area”) for a total of approximately 29,174 rentable square feet (“Combined Lease Premises”), as shown on Exhibit A attached hereto.

(2)	BASE RENTAL. Effective February 1, 2013, the Base Rental for the Combined Lease Premises shall be as follows:

02/01/13 through 11/30/13	$44,976.58 per month	29,174 RSF
12/01/13 through 01/31/14	$23,096.08 per month	29,174 RSF
02/01/14 through 08/31/15	$46,192.17 per month	29,174 RSF
09/01/15 through 09/12/15	$18,223.76 per month	29,174 RSF

(3)	OPERATING EXPENSE BASE. The Expense Stop specified in Section 1.12 of the Lease for the Eighth Amendment Expansion Area shall be the actual operating expenses for Calendar year 2013 (“Base Year 2013”) grossed up to reflect 95% occupancy. The treatment of operating expenses for the Existing Office Space consisting of 19,505 rentable square feet will remain as described in the existing Lease Agreement.

(4)	LEASEHOLD IMPROVEMENTS. The Eighth Amendment Expansion Area consisting of approximately 9,669 rentable square feet shall be tendered in an “as-is” condition. Landlord does not warrant or represent the condition of existing leasehold improvements.

Notwithstanding the foregoing, Landlord, at Landlord’s sole cost, will provide and install Tenant with new building standard carpet and paint throughout the Eighth Amendment Expansion Area.

(5)	PARKING. Tenant shall be entitled to seventeen (17) additional unreserved/uncovered parking spaces for a total of fifty-five (55) and thirteen (13) additional reserved/covered parking spaces, consisting of five (5) garage spaces and eight (8) carports for a total of thirty-one (31) reserved/covered spaces at no charge for the term of the Lease.

(6)	TERMINATION OPTION. Tenant shall no longer have a Termination Option.

(7)	RENEWAL. Tenant shall have an option to renew this lease for one (1) additional term not to exceed sixty (60) months with written notification to Landlord no earlier than twelve (12) nor later than six (6) months prior to lease expiration. Should Tenant desire to renew the lease such renewal rate shall be based upon the then prevailing rates, terms, conditions and concessions offered by other similar office buildings in the Westchase West submarket of Houston, Harris County, Texas. Both parties agree to use best faith efforts to reach an agreement in a timely fashion.

(8)	CONFIDENTIALITY. Tenant shall not, at any time either during or subsequent to the negotiations of a Lease and/or Lease Amendment between Landlord and Tenant, disclose to any person or entity any of the contents of the negotiations between Landlord and Tenant, if a Lease and/or Lease Amendment is entered into between Landlord and Tenant, any terms of the Lease.

(9)	NO BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment except MRIO, Inc. (on behalf of the Landlord) and Avison Young—Texas, LLC (on behalf of the Tenant), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any other brokers or agents claiming a commission in connection with this Amendment through Tenant. Landlord agrees to pay Tenant’s broker a commission based on a separate agreement.

(10)	AUTHORITY. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

(11)	DEFINED TERMS. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

(12)	RATIFICATION OF LEASE. Except as amended hereby, the Lease shall remain in full force and effect in accordance with the terms and is hereby ratified. In the Event of a conflict between the Lease and this Amendment, this Amendment shall control.

(13)	NO REPRESENTATIONS. Landlord and Landlord’s agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein.

(14)	ENTIRE AGREEMENT. This Amendment together with the Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written. Except as specifically herein amended, all other terms and conditions of the Lease shall remain in full force and effect.

	LANDLORD:	TENANT:

	KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership	Rignet, Inc.

KWI ASHFORD WESTCHASE BUILDINGS LP, a Delaware limited partnership
By:	KWI Ashford Westchase General Partner, L.L.C.,	By:	/s/ Martin Jimmerson
	a Delaware limited liability company, its General Partner		CFO
By:	Kennedy Wilson Austin Inc., Its Agent

By: /s/ Jeff Bomer
Jeff Bomer, Vice President
		Date:	9/25/12

EXHIBIT A

Combined Lease Premises—29,174 NRA

2,759 NRA
OPEN TO ATRIUM BELOW
ELEV 1
ELEV 2
ELEV 3
ELEV 4
OPEN TO ATRIUM BELOW
STAIR 2
MECHANICAL 2
ELECTRICAL 2
EXP. 1,540 NRA
GIVE BACK 308 NRA
WOMEN
MEN
STAIR 1
MECHANICAL 1
ELECTRICAL 1

SCHEMATIC DESIGN

SCALE: 1/8" = 1'-0"

SCHEMATIC

SD-1

RIGNET

1880 DAIRY ASHFORD

LEVEL 03

CDI Douglas • Pyle

September 11, 2012

RigNet, Inc.

1880 S. Dairy Ashford, Suite 300

Houston, Texas 77077

RE:	Lease Agreement dated June 17, 2003, and as amended, By and

between KWI Ashford Westchase Buildings, L.P., as Landlord, and

RigNet, Inc., as Tenant (“Lease”), located at 1880 S. Dairy Ashford,

Houston, Harris County, Texas 77077 (“ Leased Premises”)

Your company has requested to temporarily use space #530 and #540 for temporary general office space. The Landlord has agreed to allow your company to do this per the terms this letter. This letter will serve as the agreement between the parties as to the responsibilities regarding the temporary use of this space.

Whereas, the Lease is hereby amended to the extent necessary to allow Tenant the temporary right to use space #530 and #540, as shown on Exhibit “A”, commencing September                 , 2012 through January 31, 2013 or upon substantial completion of improvements in Suite 301. It is agreed and understood that the right to use space #530 and #540 is temporary will be terminated upon commencement of Tenant’s expansion into Suite 301. Landlord agrees to reimburse Tenant for any reasonable costs involved with the installation and or removal of any temporary cabling/wiring for Tenant’s use while using #530 and #540. Upon termination of use of the temporary space, Tenant agrees to remove all contents of space #530 and #540 and/or restore this area to original condition.

Tenant shall pay Landlord a fee in advance of the first day of the period of the term of this Agreement at the rate of $0.00. Tenant shall pay the required fee to Landlord without the need for any billing or other notices from Landlord. Checks shall be made payable to Landlord and shall be delivered to Landlord at the following address:

KWI Ashford Westchase Buildings, L.P.

1880 South Dairy Ashford, Suite 570

Houston, TX 77077

Tenant agrees to carry any and all necessary insurance for the use of the additional space to protect Tenant and Landlord from any injury and/or damage in sufficient amounts as it currently carries for its operations as required by the terms of the Lease. It is understood and agreed that Landlord should be named as additional insured for any additional insurance.

1880 South Dairy Ashford Suite 570 Houston Texas 77077 tel: 713-334-1144 fax: 713-334-1177 www.kennedywilson.com

It is further agreed and understood that Landlord shall have no liability for any damage, defect, or disrepair space #530 and #540. Additionally, Landlord shall have no liability for any damage or injury to any person and /or property of Tenant using this area in and around space #530 and #540. Tenant is reminded to adequately insure all cost, expense, loss, damage and liability, which might result from any damage or injury to any person and/or property using space #530 and #540.

Tenant hereby agrees to indemnify Landlord for and hold Landlord harmless from and against, any and all fines, suites, claims, demands, liabilities and actions (including reasonable costs and expenses of defending ay suites or claims) resulting or alleged to result from any breach, violation, or non-performance of any covenant or condition of the Lease, this agreement, and/or from the use of occupancy of space #530 and #540 and the surrounding areas of space #530 and #540 by Tenant or Tenant’s agents, representatives, customers, employees, licensees, sub-lessees, or invitees for any damage to person or property resulting from any act or omission of any person or entity, including Landlord’s own negligence.

It is agreed and understood that Landlord is not making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the Leased Premises and space #530 and #540, including but not limited to, warranties and representations as to the matters of suitability or fitness for a particular purpose. Tenant has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Landlord or any agent of Landlord and understand that Landlord is not responsible for any repairs to space #530 and #540

If this letter agreement constitutes the agreement between Landlord and Tenant, as to the matters discussed above, please show your acceptance by executing your signature in the space provided below and in the counterpart original of this letter.

Respectfully,

Sheri W. Brown, Property Manager

Kennedy Wilson

As agent for

KWI Ashford Westchase Buildings, L.P.

APPROVED AS TO FORM AND SUBSTANCE:

TENANT

RigNet, Inc.

By:	/s/ Martin Jimmerson
Its:	CFO
Date:	9/25/12

1880 South Dairy Ashford Suite 570 Houston Texas 77077 tel: 713-334-1144 fax: 713-334-1177 www.kennedywilson.com

EXHIBIT “A”

1880 South Dairy Ashford Suite 570 Houston Texas 77077 tel: 713-334-1144 fax: 713-334-1177 www.kennedywilson.com